Exhibit 99.9
NewBridge Bancorp
Non-Qualified Deferred Compensation Plan
For
Directors and Senior Management
(includes Section 409A provisions)
Amended and Restated
Effective
January 1, 2008
[and Effective January 1, 2005 for Section 409A Compliance]

NewBridge Bancorp
Non-Qualified Deferred Compensation Plan
for Directors and Senior Management
The First National Bank of Reidsville originally established the First National Bank of Reidsville Director’s Deferred Compensation Plan effective July 1, 1994. The Plan was amended and restated January 1, 1996 to allow select members of the Employer’s Senior Management and Highly Compensated Employees to participate in this Plan and to reflect the successor entity FNB Financial Services Corporation as the plan sponsor.
The purpose of this Plan is to provide additional financial incentives and retirement security for the Employer’s Directors and select members of its Senior Management and to allow for the deferral of the Directors’ fees and for the deferral of Compensation of those eligible members of its Senior Management as approved by the Board.
This is intended to be a non-qualified Plan. To the extent that the Employee Retirement Income Security Act of 1974 (as amended) applies to this Plan as it relates to benefits provided to Senior Management, it is intended to provide benefits to a select group of management or highly compensated employees as an unfunded, non-qualified deferred compensation plan.
This Plan is amended and restated effective January 1, 2005 in order to comply with Section 409A of the Internal Revenue Code and Regulations thereto.
Following a merger transaction between FNB Financial Services Corporation LSB Bancshares, Inc., the Plan is amended effective January 1, 2008 to reflect the name of the Plan Sponsor and Employer following the merger, NewBridge Bancorp, and to amend the name of the Plan to the NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management.

I. DEFINITIONS
1.1	“Account” means the account the Employer establishes under this Plan for each Participant, and also means a Participant’s Elective Deferral Account.

1.2	“Accrued Benefit” means the total dollar value (market value) of a Participant’s Account.

1.3	“Agreement” means this document the Employer has adopted to establish this Plan and shall include all Exhibits and other documents referenced herein, and any amendments thereto.

1.4	“Aggregate Plans” means this Plan and any other like-type plan or any account balance plan of the Employer in which a Participant participates and as to which the Plan or Applicable Guidance requires the aggregation of all such non-qualified deferred compensation in complying with Code Section 409A.

1.5	“Applicable Guidance” means as the context requires Code Sections 83, 409A, and 457; and Treas. Reg. 1.83, Treas. Reg. 1.409A, Treas. Reg 1.457; and any other written Treasury or IRS guidance regarding or affecting Code Sections 83, 409A, or 457. Applicable Guidance also includes through December 31, 2006, or other applicable date, Notice 2005-1.

1.6	“Beneficiary” means the person or persons entitled to receive benefits under this Plan in the event of death of a Plan Participant.

1.7	“Change in Control"- In accordance with Code Section 409A, a “Change in Control” shall be deemed to have occurred under this Plan, upon the occurrence of any one or more of the events described in Sections 1.7(a), 1,7(b) or 1.7(c) below, in each case as defined herein and as further defined and interpreted in Section 409A:
(a)	Change in Ownership of the Employer — A “change in ownership” occurs on the date that any one person, or more than one persons acting as a group, acquires ownership of stock of the Employer that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Employer.

(b)	Change in Effective Control of the Employer — A “change in effective control” occurs on the date either one of the following events occurs:
(i)	Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Employer possessing 30% or more of the total voting power of the stock of the Employer; or

(ii)	A majority of members of the Employer’s Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer’s Board of Directors prior to the date of the appointment or election;

provided that for purposes of this paragraph (b) the term Employer shall refer to the Employer for which no other corporation is a majority shareholder for purposes of this paragraph.
(c)	Change in the Ownership of a Substantial Portion of the Assets of the Employer. A “change in the ownership of a substantial portion of the assets of the Employer” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer that have a total gross fair value equal to 40% or more of the total gross fair market value of all the assets of the Employer immediately prior to such acquisition or acquisitions.
The occurrence of an event described in this Section 1.7 will be objectively determinable.
1.8	“Code” means the Internal Revenue Code of 1986, as amended.

1.9	“Compensation” means:
(a)	For an Eligible Employee- Compensation means “Gross W-2 compensation.” “W-2 Compensation” means wages for federal income tax withholding purposes, as defined under Code §3401(a), plus all other payments to an Employee in the course of the Employer’s trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051 and 6052, disregarding any rules limiting the remuneration included as wages under this definition based on the nature or location of the employment or service performed. “Gross W-2 compensation” means W-2 compensation plus all amounts excludible from a Participant’s gross income under Code §§125, 132(f)(4), 402(e)(3), 402(h)(2), and 408(p), contributed by the Employer, at the Participant’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) arrangement, a SEP, or a SIMPLE plan.

(b)	For a Director- Compensation means all payments for director’s fees by the Employer to the Director for services during a Taxable Year that are otherwise reportable to the Director on Form 1099 MISC.
1.10	“Disability” — For purposes of this Plan and in accordance with Code Section 409A, a participant shall be considered disabled if the participant either is:
(a)	Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)	By reason of any medically determinable physical or mental impairment (which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months) receiving income replacement benefits for a period of 3 or more months under an accident and health plan covering employees of the Employer; or

(c)	Determined to be disabled by the Social Security Administration.
1.11	“Deferred Compensation” means the Participant’s Account balance attributable to Elective Deferrals and includes Earnings on such amounts. “Compensation Deferred” is Compensation that the Participant has deferred under this Plan. Compensation is Deferred Compensation if under the terms of the Plan and the relevant facts and circumstances, the Participant has a Legally Binding Right to payment of Compensation in a future Taxable Year. 1.409A-1(b)(1).

Deferred Compensation includes Separation Pay paid pursuant to a Separation Pay Arrangement except as otherwise described in Treas. Reg. §1.409A-1(b)(9) which excludes: (i) certain collectively bargained Separation Pay Arrangements; (ii) payments based upon an involuntary Separation from Service or pursuant to a Window Program where the payments do not exceed certain dollar limitations and are paid no later than December 31 of the second calendar year which follows the calendar year in which the Separation from Service occurs; and (iii) certain reimbursements, in-kind benefits, direct payments to the provider of goods and services on behalf of the Participant, or de minimis payments where the expenses incurred and the reimbursements are paid no later than December 31 of the second calendar year following the calendar year in which the Separation from Service occurs.

Deferred Compensation for purposes of this Plan does not include: (i) Compensation payable after the last day of the Participant’s Taxable Year pursuant to the normal timing of the Employer’s payroll period as provided in Treas. Reg. §1.409A-1(b)(3); (ii) certain short-term deferrals as provided in. Treas. Reg. §1.409A-1(b)(4); (iii) certain restricted property as described in Treas. Reg. §1.409A-1(b)(6); (iv) certain foreign arrangements as described in Treas. Reg. §1.409A-1(b)(8); and (v) any other amounts which under Applicable Guidance are not a Grandfathered Amount or a 409A Amount under Article VII.
1.12	“Director” means a member of the Board of Directors of NewBridge Bancorp, or any successor entity.

1.13	“Earnings” means Trust earnings, gain or loss applicable to a Participant’s Account. In the absence of a Trust, Earnings means the Plan’s actual or notional earnings, gain and loss applicable to a Participant’s Account as described in Sections 7.4 and 7.5.

1.14	“Effective Date” means the date the Plan was originally established July 1, 1994.

1.15	“Elective Deferral” means Compensation a Participant elects to defer into the Participant’s Account under the Plan.

1.16	“Elective Deferral Account” means the portion of a Participant’s Account attributable to Elective Deferrals and Earnings thereon.

1.17	“Eligible Employee” means an employee of the Employer who is either a Highly Compensated Employee or member of senior management (as described in Treas. Reg.§ 1.409A-1(f)(1), and who is not on the accrual method of accounting for Federal income tax purposes) providing services to the Employer in the capacity of a common law employee of the Employer.

1.18	“Employer” means NewBridge Bancorp, a North Carolina Corporation, located in Greensboro, N.C., and any of its subsidiaries or its affiliated employers who adopt this Plan, or successor entity that adopts this Plan.

1.19	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.20	“409A Amount” means (i) any Compensation Deferred by a Participant prior to January 1, 2005, unless such Deferred Compensation is a Grandfathered Amount; and (ii) any Compensation Deferred in Taxable Years beginning after December 31, 2004. In determining 409A Amounts, the rules of Section 1.4 regarding Aggregated Plans apply.

1.21	“Grandfathered Amount” means a Participant’s Account balance as of December 31, 2004, provided a Participant: (i) had a Legally Binding Right to be paid such Deferred Compensation; and (ii) such Deferred Compensation is Vested, unless the Employer after October 3, 2004, materially modifies the Plan (within the meaning of Section 14.4).

For purposes of determining whether Deferred Compensation is Vested, the conditioning of payment of the Deferred Compensation on the completion of services in 2005 for a payroll period that includes December 31, 2004, does not constitute a requirement to render additional services or a “Substantial Risk of Forfeiture.” In determining Grandfathered Amounts, the rules of Section 1.4 regarding Aggregated Plans apply.

1.22	“Legally Binding Right” means, in reference to Compensation, the grant by the Employer to the Participant of a right to Compensation where, after the Participant has performed the services which created the Legally Binding Right, the Compensation is not subject to unilateral reduction or elimination by the Employer or any other person, the Employer, based on the facts and circumstances and in accordance with. Treas. Reg. § 1.409A-1(b)(1), will determine: (i) whether a Legally Binding Right exists; or (ii) whether a Legally Binding right does not exist on account of the existence of negative discretion which has substantive significance to reduce or eliminate the Compensation.

1.23	“Participant” means all Directors and those Highly Compensated Employees of the Employer who have been approved for Plan participation by the Board, or a Committee of the Board.

1.24	“Performance-Based Compensation” means Compensation (including a Bonus) where the amount of, or entitlement to, the Compensation is contingent on satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months during which the Participant performs services. The Employer must establish the organizational or individual performance criteria in writing not later than 90 days after commencement of the performance period and the outcome must be substantially uncertain at the time that the Employer establishes the performance criteria. The Employer may establish performance criteria without the necessity of action by its shareholders, Board of Directors, compensation committee or similar entities.

Performance-Based Compensation may be based on subjective performance criteria provided:
(a)	the criteria relates to the Participant’s performance, a group of service providers that includes the Participant or a business unit for which the participant provides services which may include the Employer; and

(b)	the person who decides whether the subjective performance criteria have been met is someone other that the Participant, the Participant’s family member (within the meaning of Code § 267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), a person under the supervision of the Participant or such a family member, or where the compensation of the decision maker is controlled in whole or in part by the Participant of such a family member.
The Employer will determine the status of Compensation as Performance-Based Compensation in accordance with Treas. Reg. § 1.409A-1(e) and Applicable Guidance.

1.25	“Plan” means the NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management as incorporated in this document and any amendments hereto. For purposes of applying Code §409A requirements: (i) this Plan is an account balance plan under Treas. Reg. § 1.409A-1(c)(2)(i)(A): and (ii) this Plan constitutes a separate plan for each Participant.

1.26	“Retirement Age” means for an Eligible Employee (who is not also a Director) his 65th birthday; and for a Director his 70th birthday.

1.27	“Separation from Service” means in the case of:
(i)	an Eligible Employee- the date of an Employee’s termination of employment with the Employer whether on account of death, Disability, retirement or otherwise, and

(ii)	a Director- the date that a Director either resigns his directorship or is not re-elected to his position by the shareholders of the Employer.
Furthermore, in considering whether a Separation of Service has occurred, the following special rules will apply:
(a)	Effect of Leave of Absence. An Employee does not incur a Separation from Service if the Employee is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government), if such leave does not exceed a period of 6 months, or if longer, the period for which a statute or contract provides the Employee with the right to reemployment with the Employer. If a Participant’s leave exceeds 6 months but the Participant is not entitled to reemployment under a statute or contract, the Participant incurs a Separation from Service on the next day following the expiration of 6 months.

A “leave of absence” must be a bona fide leave of absence where there is a reasonable expectation that the Participant will return to the service of the Employer. Under a “disability leave of absence,” the employment relationship will be treated as continuing for a period of up to 29 months, unless otherwise terminated by the Employer or the employee regardless as to whether the employee retains a contractual right to re-employment.

(b)	Insignificant Service. If an Employee continues to perform services for the Employer, but the services are not more than insignificant, the Employee incurs a Separation from Service. For this purpose, an Employee will be deemed to provide more than insignificant service (and no Separation from Service occurs) if the Employee provides bona fide services which are equal to at least 20% of the average level of bona services performed during the immediately preceding thirty six (36) months of employment, or the full period the Employer employed the Employee if less than 36 months.

(c)	Significant Non-Employee Service. In addition, a former Employee who continues to render significant services to the Employer in a non-Employee capacity is not deemed to have incurred a Separation from Service. For this purpose a former Employee is deemed to render significant service if the former Employee provides bona fide services which are equal to at least 50% of the average level of bona services performed during the immediately preceding thirty six (36) months of employment, or the full period the Employer employed the former Employee if less than 36 months.
(d)	Employer Determination. The Employer will determine whether an Employee has incurred a Separation from Service: (i) based on the facts and circumstances; (ii) subject to the provisions of this Section 1.27; and (iii) without application of the “same desk rule” under Rev. 79-336 and Rev. Rul. 80-229. The Employer will determine whether an Employee or Contractor has incurred a Separation from Service in accordance with Treas. Reg. §1.409A-1(h) and Applicable Guidance.
1.28	“Service Year” means a Participant’s Taxable Year (calendar year) in which the Participant performs services which give rise to Compensation.

1.29	“Specified Employee” means a Participant who is a Key Employee as described in Code § 416(i), disregarding paragraph (5) thereof. However, a Participant is not a Specified Employee unless any stock of the Employer is publicly traded on an established securities market or otherwise. If a Participant is a Key Employee at any time during the 12 months ending on the December 31 (identification date), the Participant is a Specified Employee for the 12 month period commencing on the first day of the fourth month following the identification date. The Employer has designed the December 31 as the identification date and the same identification date must apply as to all deferred compensation arrangements of the Employer. The Employer may amend this Plan to change the identification date but any such amendment is not effective for 12 months after the adoption of the amendment.

The Employer’s election of an identification date of December 31, applies to any Separation from Service occurring on or after January 1, 2005. The Employer, in determining whether this Section 1.29 and all related Plan provisions apply, will determine whether the Employer has any publicly traded stock as of the date of a Participant’s Separation from Service. In the case of a spin-off or merger, or in the case of nonresident alien Employees, the Employer will apply the Specified Employee provisions of the Plan in accordance with Treas. Reg. § 1.409A-1(i) and other Applicable Guidance.

1.30	“Specified Time or Fixed Schedule” means, in reference to a payment of Deferred Compensation, at the time of the deferral of the Compensation (at the time the Employer makes the Contribution to a Participant’s Deferred Compensation Account) the Employer can objectively determine: (i) the amount payable; and (ii) the payment date or dates. An amount is objectively determinable if the deferral election specifically identifies the amount or if the Employer can determine the amount pursuant to a nondiscretionary formula. For this purpose, the Participant’s or the Employer’s designation of a calendar year or years for payment without more is deemed to mean payment on January 1 in such years. A Specified Time or Fixed Schedule also means as described in Treas. Reg. § 1.409A-3(i)(1) and other Applicable Guidance.

A payment will be treated as made on a Fixed Time or on a Fixed Schedule if the payment (or payments) is made is by the later of either: (i) by the end of the calendar year in which a specified fixed payment date, or due date of a payment under a fixed schedule occurs, or (ii) the 15th day of the third month following such fixed date or due date.

1.31	“Substantial Risk of Forfeiture” means as to 409A Amounts, and other than for purposes of application of Code § 457(f), Compensation which is payable conditioned: (i) on the performance of substantial future services by any person including the Participant; or (ii) on the occurrence of a condition related to a purpose of the Compensation, and where under clause (i) or (ii) the possibility of forfeiture is substantial. A condition related to the purpose of the Compensation relates to the Participant’s performance for the Employer or to the Employer’s business activities or organizational goals.

A Substantial Risk of Forfeiture does not include any addition of a condition after a Legally Binding Right to the Compensation arises or any extension of a period during which the Compensation is subject to a Substantial Risk of Forfeiture. Compensation is not subject to a Substantial Risk of Forfeiture merely because payment is conditioned on the participant’s refraining from performing services. Compensation is not subject to a Substantial Risk of Forfeiture beyond the date or time that the Participant otherwise could have elected to receive the Compensation unless the amount of Compensation (disregarding Earnings) is materially greater than the amount of Compensation that the Participant otherwise could have elected to receive. As such, a Participant’s Elective Deferrals generally may not be made subject to a Substantial Risk of Forfeiture. In determining whether the possibility of forfeiture is substantial in the case of rights to Compensation granted to a Participant who owns significant voting power or value in the Employer, the Employer will apply Treas. Reg. § 1.409A-1(d)(3) and Applicable Guidance. Notice 2005-1, Q/A-16(b) or in Applicable Guidance.
1.32	“Taxable Year” means the 12 consecutive month period ending each December 31.

1.33	“Trust” means any Rabbi Trust established by the Employer to informally fund this Plan.

1.34	“Unforeseeable Emergency” means:
(i)	a severe financial hardship of the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary, of the Participant’s spouse or of the Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code § 152(a));

(ii)	loss of the Participant’s or Beneficiary’s property due to casualty; or

(iii)	other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s or Beneficiary’s control.
The Employer will determine whether a Participant or Beneficiary incurs an Unforeseeable Emergency based on the relevant facts and circumstances and in accordance with Treas. Reg. § 1.409A-3(i)(3) or Applicable Guidance. But in any case, the Plan may not make payment to the extent that the Unforeseeable Emergency may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets to the extent that such liquidation of assets would not itself cause severe financial hardship; or (iii) by the Participant’s cessation of any Elective Deferrals under the Plan.

The Plan must limit the amount of any payment based on Unforeseeable Emergency to the amount that is reasonably necessary to satisfy the emergency need, which may include amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the payment. The Employer in making the determination as to the amount of payment must take into account any additional Compensation available to the Participant if he/she cancels an Elective Deferral election under Section 3.1(d).

1.35	“Valuation Date” means the last day of each calendar quarter and such other dates as the Employer and Trustee may determine.

1.36	“Vested” means Deferred Compensation which is not subject to a Substantial Risk of Forfeiture or to a requirement to perform further services for the Employer. For purposes of determining whether an amount satisfies the vesting requirement for Grandfathered Amounts under Article VII, Substantial Risk of Forfeiture means as described in Treas. Reg. § 1.83-3(c) and does not mean as defined in Section 1.31 for purposes of application of Code §409A.

1.37	“Year of Service” means a calendar year during which a Participant has completed at least 1,000 or more hours of service with the Employer.
II. PARTICIPATION
2.1	Participant Designated. All Directors and Eligible Employees (who have been approved by the Board or Committee of the Board to participate) may each elect to participate in this Plan on any Plan Entry Date (each January 1) coinciding with or next following the date they become eligible to participate. In order for an Eligible Employee to become eligible to participant, such Eligible Employee must receive approval from the Employer’s Board of Directors or its designated Committee. Directors may elect to participate as of any January 1 coinciding with or next following the date they are elected by the Employer’s shareholder to serve on the Employer’s Board.
III. CONTRIBUTIONS AND ELECTIVE DEFERRALS
3.1	Elective Deferrals.
(a)	Election Form and Timing. A Participant must make his/her Elective Deferral election on an Election Form that the Employer provides for that purpose. The Participant must make and deliver his/her election to the Employer no later than December 31 prior to the beginning of the new Plan (calendar) Year. The Employer will disregard any election which is not timely under this Section 3.1.

Amount – The amount of a Director’s Deferral Contribution during a Plan Year shall be limited to either 0%, 50% or 100% of such Director’s Compensation. The amount of Eligible Employee’s Deferred Contribution during a Plan Year shall be limited to (i) up to a maximum of 75% of his base salary plus (ii) either 0%, 50% or 100% of any bonus or Performance Based Compensation that becomes payable.

(b)	Special Rules Regarding Elections:
(1)	General Timing Rule. Except as otherwise provided in this Section 3.1, a Participant must deliver his/her written Initial Election Form to the Employer no later than the end of the Taxable Year (December 31) prior to the Service Year.

(2)	New Participant. If an Eligible Employee or Director first becomes a Participant, on a date which is not the first day of a Taxable Year, the Participant must make and deliver his/her elective Deferral written Initial Election Form for that Taxable Year not later than 30 days after the Participant becomes a Participant. The election may apply only to Compensation for services the Participant performs subsequent to the date the Participant delivers the written Election Form to the Employer. For Compensation that is earned for a specified performance period, including an annual bonus, and where the new Participant completes an Initial Election Form after the service period commences, the

Employer will pro rate the election by multiplying the Compensation by the ratio of the number of days left in the performance period at the time of the written election, over the total number of days in the entire performance period. This Section 3.1(b)(2) shall not apply to another other Participant who is already a participant in any other arrangement this is an Aggregate Plan.

(3)	Certain Forfeitable Rights. If payment of Deferred Compensation is subject to a forfeiture condition requiring the Participant to perform services for the Employer for at least 12 months after the Participant obtains the Legally Binding Right to the Compensation, the Participant may make an Elective Deferral written (Initial Election Form) election no later than 30 days after the Participant obtains the Legally Binding Right to the Compensation, provided the Participant makes the written election at least 12 months prior to the earliest date on which the service forfeiture condition could lapse.

(4)	Performance-Based Compensation. As to any Performance-Based Compensation based on services performed over a period of at least 12 months, a Participant may elect no later that 6 months before the end of the Service period to defer such Compensation, provided that the Participant:
(i)	continuously must perform services from a date no later that the date the Employer establishes the performance criteria and at least through the date of the Participant’s election; and

(ii)	may not make an election after the Compensation has become substantially certain to be paid and is readily ascertainable.
(5)	Final Payroll Period. If Compensation is payable after the last day of the Participant’s Taxable Year, but is Compensation for the participant’s services during the final payroll period within the meaning of Code §3401(b) which contains the last day of the Taxable Year, the Compensation is treated for purposes of an election under this Section 3.1, as Compensation for the subsequent Taxable Year in which the Employer pays the Compensation. This Section 3.1 does not apply to Compensation for services performed over any period other than the final payroll period as described herein and the Employer will apply this Section 3.1(b)(5) in accordance with. Treas. Reg. § 1.409A-2(a)(13) and Applicable Guidance. If the Employer amends its plan after December 31, 2006, to alter the timing rule of this Section 3.1(b)(5), any such amendment may not take effect until 12 months after the later of the date the amendment if adopted and is effective.
(c)	Early Elections/Changes. A Participant’s written election made prior to the Section 3.1 deadline becomes irrevocable as to a Taxable Year following the last day on which a Participant may make an election under Section 3.1 for such Taxable Year.

If the Employer elects to permit changes to a written election up to the Section 3. 1(a) election deadline, a Participant may make any number of changes to his/her Elective Deferral written election during the period prior to the election becoming irrevocable. As provided under Section 3.1(d), if a Participant’s written election is continuing, the Participant is deemed to have made an election as to each Taxable Year on the last day that the Participant could have made an election under Section 3.1(b). As such, the Participant may revoke or modify a “continuing election” for a Taxable Year up to the date that such written election is deemed made for that Taxable Year. A change payment election under Section 6.4(b) does not render an Elective Deferral written election and an accompanying

Initial Payment Election Form under Section 6.4(a), revocable within the meaning of this Section 3.1(c).

(d)	Election Duration is Deemed Continual. A Participant’s Elective Deferral written election will remain in effect for (i) the duration of the Taxable Year for which the Participant makes the election and (ii) all subsequent Taxable Years unless the Participant executes a subsequent timely election, modification or revocation. A Participant, subject to Plan requirements regarding election timing, including those in Article VII, may make a new written election, or may revoke or modify an existing election effective no earlier than for the next Taxable Year, provided that a Participant may cancel an existing and otherwise irrevocable election for a Taxable Year at any time following the Participant’s receipt of an Unforeseeable Emergency distribution or of a distribution from the Employer’s 401 (k) plan based upon hardship within the meaning of Treas. Reg. §1.401(k)-1(d)(3).
IV. DISTRIBUTIBLE EVENTS
4.1	Death. In the event of a Participant’s death, the Participant’s Accrued Benefit shall be paid to his Beneficiary in accordance with Article VI.

Form & Time of Payment. Unless the Participant elected an Optional Form of Payment in his “initial payment election” or he made a “subsequent payment election” in accordance with Section 6.4 (a) or (b), payment shall be made to his Beneficiary in three (3) approximate equal annual installments, the first installment commencing 75 days after the Participant’s death.

4.2	Disability. In the event of a Participant’s Disability (as defined in Section 1.10), a Participant’s Accrued Benefit shall be paid to him in accordance with Article VI.

Form & Time of Payment. Unless the Participant elected an Optional Form of Payment in his “initial payment election” or he made a “subsequent payment election” in accordance with Section 6.4 (a) or (b), payment shall be made to him in three (3) approximate equal annual installments, the first one commencing 75 days (subject to the six month rule for a Specified Employee in accordance with Section 6.2 herein, if applicable) after the Participant is determined to be Disabled.

4.3	Normal Retirement Date. Upon reaching his Retirement Age (as defined in Section 1.26), a Participant’s Accrued Benefit shall be paid to him in accordance with Article VI.

Form & Time of Payment. Unless the Participant elected an Optional Form of Payment in his “initial payment election” or he made a “subsequent payment election” in accordance with Section 6.4 (a) or (b), payment shall be made to him in ten (10) approximate equal annual installments, the first one commencing 75 days after his Retirement Age (subject to the six month rule for a Specified Employee in accordance with Section 6.2 herein if applicable).

4.4	Separation of Service prior to Age 60. In the event of a Separation of Service prior to age 60, a Participant’s Accrued Benefit shall be paid to him in accordance with Article VI.

Form & Time of Payment. Unless the Participant elected an Optional Form of Payment in his “initial payment election” or he made a “subsequent payment election” in accordance with Section 6.4 (a) or (b), payment shall be made to him in five (5) approximate equal annual installments, the first one commencing 75 days after the Participant’s Separation of Service (subject to the six month rule for a Specified Employee in accordance with Section 6.2 herein).

4.5	Separation of Service on or after Age 60. In the event of a Separation of Service on or after age 60, a Participant’s Accrued Benefit shall be paid to him in accordance with Article VI.

Form & Time of Payment. Unless the Participant elected an Optional Form of Payment in his “initial payment election” or he made a “subsequent payment election” in accordance with Section 6.4 (a) or (b), payment shall be made to him in ten (10) approximate equal annual installments, the first one commencing 75 days after the Participant’s Separation of Service (subject to the six month rule for a Specified Employee in accordance with Section 6.2 herein).

4.6	Change in Control. In the event of a Change in Control (as defined in Section 1.7) and a Participant’s employment is terminated within 24 months of date of the Change in Control, a Participant’s Accrued Benefit shall be paid to him in accordance with Article VI.

Form & Time of Payment. Unless the Participant elected an Optional Form of Payment in his “initial payment election” or he made a “subsequent payment election” in accordance with Section 6.4 (a) or (b), payment shall be made to him in a lump sum 75 days (subject to the six month rule for a Specified Employee in accordance with Section 6.2 herein if applicable) after the date of his termination following the Change in Control.

4.7	Unforeseeable Emergency. In the event of a Unforeseeable Emergency (as defined in Section 1.34), a Participant’s vested Accrued Benefit shall be paid to him in accordance with Section 1.34 within 30 days following the date of approval of a written request of an Unforeseen Emergency.

Form & Time of Payment. Any payment for an Unforeseen Emergency shall be made to the Participant or his Beneficiary in a lump sum within 30 days following the date of a written request for an Unforeseen Emergency.

4.8	Plan Termination. In the event this Plan is terminated in accordance with Section 13.2, a Participant’s Accrued Benefit shall be paid to him in accordance with Section 13.2 and any requirement of the Applicable Guidance.
V. VESTING AND SUBSTANTIAL RISK OF FORFEITURE
5.1	Vesting. This Plan does not apply a vesting schedule, as Participants are 100% vested in their Accrued Benefit at all times.

5.2	Forfeiture. This Plan does not have any Substantial Risk of Forfeiture, as Participants are 100% vested in their Accrued Benefit at all times, and at no time is a Participant’s Accrued Benefit subject to being forfeited.
VI. BENEFIT PAYMENTS
6.1	Distributable Events. A Participant shall be eligible to receive the amount of his Accrued Benefit which is Non-forfeitable as provided under Section 5.2, upon the occurrence of any of the Distributable Events in accordance with Article IV.

6.2	Specified Employee. For any Participant who is considered a Specified Employee as defined in Section 1.29 herein, payment of his Accrued Benefit on account of his Separation from Service shall be delayed for six (6) from the date of his Separation of Service. This provision shall not apply to any (i) Grandfathered Amount under this Plan, (ii) payments made on account of a Domestic

Relations Order under Section 6.5(b)(i), (iii) payment being made because of a conflict of interest under Section 6.5(b)(ii), or (iv) payment of employment taxes under Section 6.5(b)(iv).

6.3	Normal Form and Optional Forms of Payment. Payments under this Plan to a Participant (or his Beneficiary, if applicable) shall be payable in accordance with the Normal Form of payment (default election) for each Distributable Event as provided in Sections 4.1 through 4.8 herein. Notwithstanding, a Participant may elect at the time of his Initial Payment Election or a Subsequent Change in Payment Election to receive as an Optional Form of Payment of either a (i) lump sum payment, or (ii) approximate equal annual installments over any number of years (from 3 to 10 years) and such annual installments elections may be different for each Distributable Event.

6.4	Timing and Method of Payment. Unless a Participant elects otherwise as provided in this Section 6.4 (or he is considered a Specified Employee as defined in Section 1.29), payment of his benefits will automatically commence on the “default date” as specified for each Distributable Event as provided in Sections 4.1 through 4.8.
(a)	Initial Payment Election. A Participant may make in writing an Initial Payment Election at the time the Participant’s first becomes a Participant under the Plan. Such election shall apply to all of a Participant’s Accounts under this Plan, unless the Participant makes a separate written Election with regards to any Grandfathered Account under this Plan. If a Participant who has the right to make an Initial Payment Election fails to do so, payment shall be made in accordance with the “default elections” as provided in Sections 4.1 through 4.8 for each such Distributable Event.

(b)	Subsequent Change of Payment Election. Notwithstanding that a Participant has made an Initial Payment Election as provided above, a Participant (and a Beneficiary if applicable) may elect in writing on a Subsequent Payment Election Form provided by the Employer to change his Payment Elections provided such change complies with this Section 6.4(b) and the requirements of Applicable Guidance as follows:
(1)	Conditions on Change of Payment Elections. A Participant (or his Beneficiary, if applicable) may make a change in a prior written Payment Election provided it complies with the following:
(i)	Effective Date of Change. The change may not take effect until at least 12 months following the date of the written change in payment election;

(ii)	Five (5) Year Rule. If the change in payment election relates to a payment on account of a Separation from Service, a Change in Control, at a Specified Time or pursuant to a Fixed Schedule, the change in election must result in payment being made no earlier than 5 years following the date the payment otherwise would have been made (or in the case of a Term Certain Annuity or installment payment treated as a single payment, as defined in Section 6.4(b)(3) below, 5 years from the date the first amount was schedule to be paid);

(iii)	Time of Subsequent Election. If the change in payment election relates to a payment at a Specified Time or pursuant to a Fixed Schedule (as provided in Article IV), the Participant or his Beneficiary must make the change in payment election not less than 12 months prior to the date the payment is scheduled to be made (or in the case of a Term Certain Annuity or installment payment treated as a single payment, 12 months prior to the date the first amount was scheduled to be paid).

(2)	Definition of “Payment.” Except as otherwise provided in Section 6.4(b)(3) below, a “payment” for purposes of applying Section 6.4(b)(1) above shall mean each separately identified amount the Plan is obligated to pay to a Participant or Beneficiary on a determinable date and includes amount paid for the benefit of the Participant. An amount is “separately identifiable” only if the Employer can objectively determine the amount. A payment includes the provision of any taxable benefit, including a payment in cash. A payment includes, but is not limited to, the transfer, cancellation or reduction on an amount of a Participant’s Deferred Account in exchange for other Employer provided benefits such as welfare benefits, or other welfare benefits that would otherwise be excluded from the Participant’s gross income under Code Sections 119 or 132.

(3)	Installment Payments and Annuities. A Term Certain Annuity or a “series of installment payments” are treated as a single payment for purposes of this Section 6.4(b)(3). For purposes of this Section 6.4(b)(3), a “series of installment payments” means payment of a series of substantially equal periodic amounts to be paid over a predetermined number of years, except to the extent that any increase (or decrease) results from reasonable earnings on the Participant’s Account.

(4)	Coordination with Anti-Acceleration Rule. A Participant (or his Beneficiary, if applicable) under a change of payment election may change the method of payment to a more rapid schedule of payments without violating Section 6.5, provided any such change remains subject to the change of payment election provisions under this Section 6.4(b).

(5)	Multiple Payment Events. If the Plan permits multiple payment events (such as Separation from Service, etc.), the change in payment election of Section 6.4(b)(1) shall apply to each payment due upon each payment event.

(6)	Certain Payments not Subject to Change Payment Election Rules. In accordance with Applicable Guidance the Employer may elect to delay payments to a Participant or Beneficiary for any of the following reasons:
(i)	Loan Covenants/Contract Terms. The Employer may delay payment to a Participant or his Beneficiary if the Employer reasonably anticipates that the payment will cause the Employer to violate the terms of a loan agreement or other similar contract to which the Employer is a party, provided the Employer entered into the agreement or contract for legitimate business reasons and such violation will cause material harm to the Employer. However, the Employer must make such Deferred Compensation payment as of the date at which the Employer reasonably anticipates that the payment will not cause a violation of the agreement or contract, or that such violation will not cause any material harm to the Employer.

The Employer shall notify all Plan Participants within 30 days if the Employer ever violates the terms of a loan agreement, loan covenant or similar contract to which the Employer is a party to.

(ii)	Securities or other Laws. The Employer may delay payment to a Participant or his Beneficiary if the Employer reasonably anticipates that the payment will violate Federal securities law or other applicable law. However, the Employer will make such Deferred Compensation payment as of the date at which the Employer reasonably anticipates that the payment will not cause a violation of such securities laws.

(iii)	Non-Deductible Payments. The Employer may delay payment to a Participant or Beneficiary if the Employer reasonably anticipates that the Employer’s tax deduction for payment of the Deferred Compensation will be limited or eliminated under Code Section 162(m). However, the Employer will make such Deferred Compensation payment as of the date at which the Employer tax deduction is no longer limited or eliminated under Code Section 162(m), but not later than 24 months from the time such payment would have otherwise been made.

(iv)	Other. The Employer may delay payment to a Participant upon such other events as Applicable Guidance may permit.

(v)	Amendments. If the Employer amends this Plan to add other permitted reasons for delay of payment of Deferred Compensation, any such amendment may not take effect for 12 months following the date the Employer adopts such an amendment. The Employer may not amend this Plan to remove any or all of the payment delays described in this Section 6.4(b)(6) as it relates to any previous Deferred Compensation amount.
6.5	No Acceleration of Payment.
(a)	No Acceleration of Payment (General Rule). The Employer, a Participant (or a Beneficiary if applicable) may not accelerate the time or schedule of any Plan payment or amount scheduled to be paid under this Plan. However, the following are not considered an acceleration of payments and are therefore considered permissible:
(ii)	A payment made in accordance with Plan provisions or pursuant to an Initial Payment Election under Section 6.4(a), or a Change of Payment Election under Section 6.4(b) under which payment on a accelerated schedule is required on account of an intervening event which includes Separation from Service, Death, Disability, Change in Control, or an Unforeseeable Emergency; and

(iii)	The Employer’s waiver or acceleration of the satisfaction of any condition constituting a Substantial Risk of Forfeiture provided that payment is made only upon a permissible event and the Employer’s action otherwise does not violate Code Section 409A.
(b)	Permissible Accelerations. Notwithstanding Section 6.5(a), the Plan does permit any or all of the following accelerations of the time or schedule of payment (to the extent permitted by Applicable Guidance):

(i)	A payment to an individual other than the Participant required under a Domestic Relations Order under Code §414(p)(1)(B);

(ii)	Payment required under a certificate of divestiture under Code §1043(b)(2) relating to conflicts of interest;

(iii)	A Plan amendment to permit certain cash-out payments described in Sections 6.5(c);

(iv)	As it relates to Deferred Compensation, a payment to pay the FICA tax under Code §§3101, 3121(a) and 3121(v)(2) and to pay income taxes at source on wages under Code §3401 or under corresponding provisions of state, local or foreign tax laws related to payment of the FICA and to pay additional income tax at source on wages attributable to pyramiding Section §3401 wages and taxes, but the total of all such payments may not exceed the aggregate of the FICA amount and the income tax withholding related to the FICA amount;

(v)	A payment to any affected Participant at any time that the Plan fails to meet the requirements of Code §409A and the regulations thereto, provided that such payment may not exceed the amount required to be included in income as a result of such failure;

(vi)	Payment upon Plan termination in accordance with Section 13.2;

(vii)	A decrease in the amounts deferred under the Plan as a result of a formula which links Deferred Compensation under this Plan to benefits paid by or contributions made to a qualified plan of the Employer, including Wraparound Elections, in accordance with Treas. Reg. §1.409A-3(i)(5) or other Applicable Guidance.
(c)	Cash-out Upon Separation from Service. The Employer (notwithstanding a Participant’s or Beneficiary’s payment election or any contrary Plan terms) will pay in a single lump sum cash payment the entire Vested Accrued Benefit of a Participant who has Separated from Service where the Participant’s Vested Accrued Benefit does not exceed $10,000. A payment under this Section 6.5(c) will terminate the Participant’s entire interest in the Plan and in all similar deferred compensation arrangements within the meaning of Treas. Reg. §1.409A-1(c) or other Applicable Guidance.

The Employer will make any payment under this Section 6.5(c) on or before the later of: (i) December 31 of the calendar year in which the Participant Separates from Service; or (ii) the 15th day of the third month following the Participant’s Separation from Service. However, payment to a Specified Employee may not be made earlier than as allowed in accordance with Section 6.2 in this Plan.

(d)	Cash-out of 409A Amount upon a Payment Event. The Employer will pay in the form of a single cash payment the entire Vested Accrued Benefit of any Participant or Beneficiary attributable to 409A Amounts upon the occurrence of any Plan payment event affecting the Participant, provided: (i) the Vested Accrued Benefit attributable to 409A Amounts does not exceed $10,000; and (ii) “409A Amounts” for purposes of this cash-out provision only includes Compensation Deferred on and after December 31, 2004. Any subsequent Plan amendment made which changes or eliminates this feature is subject to the rules regarding payment change elections under Section 6.4(b).

The Employer will make any payment under this Section 6.5(d) on or before the later of: (i) December 31 of the Taxable Year in which the Participant Separates from Service; or (ii) the 15th day of the third month following the Participant’s Separation from Service. However, payment to a Specified Employee may not be made earlier than as allowed in accordance with Section 6.2 in this Plan.
6.6	Income Tax Withholding. The Employer will withhold from any payment made under the Plan and from any amount taxable under Code §409A, all applicable taxes, and any and all other amounts required to be withheld under Federal, state or local law, including Notice 2005-1 and other Applicable Guidance.

6.7	Beneficiary Designations. A Participant may designate a Beneficiary (including one or more primary and contingent Beneficiaries, if applicable) to receive payment of any vested Accrued Benefit remaining in the Participant’s Accounts at death. The Employer will provide each Participant with a Beneficiary Form for this purpose and no designation will be effective unless made on that Form and delivered to the Employer. A Participant may modify or revoke an existing designation of Beneficiary by executing and delivering a new designation to the Employer. In the absence of a properly designated Beneficiary, the Employer will pay a deceased Participant’s Accrued Benefit to the Participant’s surviving spouse and if none, to the Participant’s estate in a lump sum.

If a Beneficiary is a minor or otherwise is a person whom the Employer reasonably determines to be legally incompetent, the Employer may cause the Plan (or Trustee) to pay the Participant’s Accrued Benefit to a guardian, trustee or other proper legal representative of the Beneficiary. The Plan’s or Trust’s payment of the deceased Participant’s Vested Accrued Benefit to the Beneficiary or proper legal representative of the Beneficiary completely discharges the Employer, the Plan and Trust of all further obligations under the Plan.

6.8	Administration of Payment Date(s).
(a)	Objective Payment Date(s). The Participant or a Beneficiary in an Initial Payment Election or Change in Payment Election must provide for a payment date that the Employer, at the time of the payment event, objectively can determine. Such payment date may, but need not, coincide with a payment event, but any payment must be on or following the payment event and must relate to a Plan payment event.

(b)	Multiple Payment Events/Fixed Schedule Linked to Payment Events. A Participant (or a Beneficiary if applicable) in a Payment Election under Sections 6.4(a) or (b) may provide as follows:
(1)	provide for payment upon the earliest or latest of more than one permissible payment event under Article IV;

(2)	provide that a payment based on Separation from Service, Disability, death, Change in Control or Unforeseeable Emergency is to be made in accordance with a Fixed Schedule that the Employer objectively can determine at the time of the applicable payment event; or

(3)	provide for an alternative payment schedule if the payment event to which the payment schedule is linked occurs prior to a single specified date.

(c)	Treatment of Payment as made on Designated Payment Date. The Plan’s payment of Deferred Compensation is deemed made on the Plan’s required payment date or payment election required payment date even if the Plan makes payment after such date, provided the payment is made by the later of:
(1)	the end of the calendar year in which the payment is due;

(2)	the 15th day of the third calendar month following the payment due date;

(3)	in case the Employer cannot calculate the payment amount on account of administrative impracticality which is beyond the Employer’ or Participant’s control (or the control of the Participant’s estate), in the first calendar year in which payment is practicable;

(4)	in case the Employer does not have sufficient funds to make the payment without jeopardizing the Employer’s solvency, in the first calendar year in which the Employer’s funds are sufficient to make the payment.
The Employer may cause the Plan or Trustee to pay a Participant’s Vested Accrued Benefit on any date which satisfies this Section 6.8(c) and that is administratively practicable following any Plan specified payment date or the date specified in any valid payment election.

(d)	Disputed Payments. In the event of a dispute between the Employer and a Participant (or Beneficiary) as to whether a Participant’s Account balance is payable to the Participant (or Beneficiary) or as to the amount thereof, the Plan is deemed to make timely payment on any “Plan required payment date” or “payment election” required payment date if:
(1)	the Participant accepts any portion of the payment that the Employer is willing to make (unless such acceptance results in a forfeiture of the Participant’s claim to the remaining amount);

(2)	the Participant makes prompt, reasonable and good-faith efforts to collect the payment; and

(3)	the Plan makes payment in the first calendar year in which the Employer and the Participant enter into a legally binding settlement of the dispute, the Employer concedes that the amount is payable or the Employer is required to cause the Plan to make payment under a final and non-appealable judgment or other binding decision.
This Section 6.8(d) does not apply if the Plan’s failure to make payment on a required date is on account of:
(i)	the Participant’s failure to request payment, to provide information or to take any other action necessary for the Plan to make payment; or

(ii)	the Participant or a member of the Participant’s family (as defined in Code §267(c)(4) applied to include the spouse of any family member), any person or group of persons over whom the Participant or the Participant’s family has effective control or any person whose compensation (or any portion thereof) is controlled by the Participant or the Participant’s family members, makes the decision to not pay.

6.9	Employer Approval of Participant’s Payment Election. A Participant’s Initial Payment Election or Change in Payment Election must be consistent with the Plan. The Employer at the time of the election must notify any Participant if his Payment Election is inconsistent with the terms of this Plan as to form, timing and method. Such Participant then must correct his written Payment Election to conform with the terms of this Plan.
VII. TRUST AND PLAN EARNINGS
7.1	Unfunded Plan/Trust.

The Employer intends this Plan to be an unfunded plan that is wholly or partially exempt under ERISA. No Participant, Beneficiary or successor thereto has any legal or equitable right, interest or claim to any property or assets of the Employer, including assets held in any Account under the Plan or Trust, except as the Plan otherwise permits. The Employer’s obligation to pay Plan benefits is an unsecured promise to pay.

The Employer has established a Rabbi Trust to informally fund this Plan in accordance with the Model Rabbi Trust issued by the Internal Revenue Service under Rev. Proc. 92-64 or any successor thereto. If required, the Employer will also amend the Trust Agreement to comply with 409A and with Applicable Guidance.

The Trustee will pay Plan benefits in accordance with the Plan’s terms or upon the Employer’s direction consistent with the Plan’s terms. Any assets held in the Rabbi Trust shall remain subject to claims of the Employer’s general creditors and no Participant or Beneficiary’s claim to Plan assets has any priority over any general unsecured creditor of the Employer.

7.2	Restriction on Trust Assets. Under any Trust established by the Employer (or any other arrangement Applicable Guidance may describe), the Trust and the Trust assets must remain located within the United States, except with respect to a Participant who performs outside the United States substantially all services giving rise to the Deferred Compensation. The Trust may not contain any provision limiting the Trust assets to the payment of Plan benefits upon a Change in the Employer’s Financial Health, even if the assets remain subject to claims of the Employer’s general creditors. For this purpose, the Employer, upon a Change in the Employer’s Financial Health, may not transfer Deferred Compensation to the Trust. Any Trust the Employer establishes under this Plan shall be further subject to Applicable Guidance, compliance with which is necessary to avoid the transfer of assets to the Trust being treated as a transfer of property under Code § 83.

7.3	Transitional Relief for Grace Period Assets. As to any Grace Period Assets that otherwise would violate Section 7.2 and Code §409(A)(b), not later than December 31, 2007, or such other date as Applicable Guidance may specify, the Plan or the Employer must eliminate Grace Period Assets or otherwise cause such assets to not violate Code §409A(b) by:
(i)	making payment of Deferred Compensation in accordance with the Plan terms;

(ii)	making payment of Deferred Compensation upon the Employer’s termination of the Plan under Section 13.2;

(iii)	dissolving the Trust in accordance with the Trust terms;

(iv)	desegregating the Grace Period Assets such that they no longer are associated with the payment of Deferred Compensation; or

(v)	taking such other action to come into conformity with Code §409A(b) and Applicable Guidance issued before December 31, 2007, as Applicable guidance may specify.
Under clause (iv), even if the Employer takes no other prior action, the Grace Period Assets as of December 31, 2007 are by this provision desegregated and no longer are associated with the payment of Deferred Compensation. Under clauses (i) and (ii), if payment consists of both Grace Period Assets and other assets, the payment is treated for purposes of this Section 7.3 as consisting first of Grace Period Assets.

Grace Period Assets. For purposes of this Section 7.3, “Grace Period Assets” means assets which on or before March 21, 2006, were set aside, transferred or restricted under Code §§409(A)(b)(1) or 409A(b)(2) so as to become subject to income inclusion under such Code sections. Grace Period Assets includes actual Earnings on the Grace Period Assets (whether held in the Trust or otherwise), including such Earnings credited after March 21, 2006. The Employer will determine Grace Period Assets in accordance with Notice 2006-33 and other Applicable Guidance.
7.4	Actual Earnings.

If the Employer establishes a Rabbi Trust under Section 7.1, the Trust actual earnings provisions apply to all Plan contributions and constitute Earnings for purposes of the Plan. Each Participant’s Account is credited (or charged) with actual Earnings on his Account in accordance with Section 7.5 below. Each Participant has the right to direct the investment of the Participant’s Account. However, the Employer may specify any limitations on the Participant’s right of investment direction. The Participant investment direction right is limited strictly to investment direction and the Participant will not be entitled to the distribution of any Account asset except as the Plan otherwise permits. Except as otherwise provided in the Plan or Trust, all Plan assets, including all incidents of ownership thereto, at all times will be the sole property of the Employer.

7.5	Directed Investment Accounts.
(a)	Participants may, subject to a procedure (the Participant Direction Procedures) established by the Administrator (and applied in a uniform non-discriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest the accounts specified below in specific Mutual Funds and in accordance with the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

(b)	As of each Valuation Date, all Participant Directed and Non-Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:
(1)	To the extent that the assets in a Participant’s Combined Accounts are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

(2)	To the extent that the assets in the Participant’s Combined Accounts are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.
(c)	Directed Investment Accounts Administration — Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(d)	Default Investment Fund — In the event that a Participant fails to make an investment election with regards to his Directed Investment Accounts, his Accounts shall automatically be invested in the Plan’s Balanced Fund available for Directed Investment Accounts.
VIII. COMMITTEE
8.1	Except where otherwise specifically indicated, responsibility for administration of this Plan shall be reposed in the Committee composed of not less than three (3) individuals. The members of the Committee shall be appointed by the Board of Directors of the Employer. An individual shall not be ineligible to be a member of the Committee because he is or may be an officer or a Participant under this Plan.

8.2	Subject to the Claims Procedure set forth in Article IX hereof, the Committee shall have the duty and authority to interpret at its discretion and construe the provisions of the Plan, to decide any disputes which may arise regarding the rights of Employees under this Plan.

8.3	Any certification by the Employer of the information required or permitted to be certified by the Committee pursuant to the provisions of the Plan may be relied upon by the Committee until later shown to be incorrect. The Committee may correct errors, and so far as practicable, may adjust any benefit or payment or credit accordingly.

8.4	The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual participating Employees and their rights under the Plan. It has the duty to carry into effect all such rights and benefits of each and to answer questions and assist Employees, whether Participants or other Employees, to obtain the greatest good from the existence of the Plan.

8.5	The Employer shall pay the reasonable expenses incident to the operation of this Plan. All requests, directions, requisitions and instructions of the Committee shall be in writing and signed by the Committee’s Chairman or acting Chairman and by its Secretary or acting Secretary.

IX. CLAIMS PROCEDURE
9.1	Filing a Claim for Benefits - Any claim for a Plan benefit hereunder shall be filed by a Participant or Beneficiary (claimant) of this Plan on the form prescribed for such purpose with the Committee, or in lieu thereof, by written communication which is made by the claimant or the claimant’s authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.

9.2	Denial of Claim:
(a)	If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within a reasonable period of time after receipt of the claim by the Committee.

(b)	Any claimant who is denied a claim for benefit shall be furnished written notice setting forth:
(1)	The specific reason or reasons for the denial;

(2)	Specific reference to the pertinent Plan provisions upon which the denial is based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(4)	An explanation of the Plan’s claim review procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
9.3	Claims Review Procedure:
(a)	In order that a claimant may appeal a denial of a claim, a claimant or his duly authorized representative:
(1)	May request a review by written application to the Committee not later than 60 days after receipt by the claimant of written notification of denial of a claim;

(2)	May review and copy (free of charge) pertinent documents, records and other information relevant to the claimant’s claim for benefits; and

(3)	May submit issues and comments in writing.
(b)	A decision on review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. If an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(c)	The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

(d)	The review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(e)	The decision on review will include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.
X. UNFUNDED OBLIGATION
The Employer’s obligations under this Plan shall be unfunded and unsecured promises to pay the benefits provided for hereunder. The Employer may establish a grantor “Rabbi” Trust for the purpose of informally holding assets sufficient to meet the obligations of this Plan.
If a Rabbi Trust is created the Employer will from time to time make contributions to the Rabbi Trust in order to meet the obligations of this Plan. No participant shall have any beneficial or other interest in any such trust asset, and same shall at all times remain a part of the Employer’s general assets accessible to its creditors.
The rights of a Participant, any designated recipient of a Participant or any other person claiming through a Participant under this Plan, shall be solely those of an unsecured general creditor of the Employer. A Participant, any designated recipient of a Participant or any other person claiming through a Participant, shall only have the right to receive from the Employer (or any trust established to hold assets to meet the obligations of this Plan) those payments which are specified under this Plan. No asset used or acquired by the Employer in connection with its obligations and liabilities hereunder (whether in trust or not) shall be deemed to be held for the benefit of a Participant or his designated recipient(s) but will be deemed only as security for the performance of the Employer’s obligations hereunder. The assets of the Trust shall be subject to the claims of the Employer’s creditors in the event of the Employer’s insolvency or bankruptcy.
XI. ADMINISTRATIVE AND FIDUCIARY RESPONSIBILITIES
No named fiduciary under the Plan shall be liable for any act or omission of another fiduciary which act or omission occurs outside the scope of the respective fiduciaries designated area(s) of responsibility as hereinafter stated. The named fiduciaries and their respective areas of responsibility for the operation and administration of the Plan are as follows:
11.1	Committee shall have the authority to:
(a)	Terminate the Plan; and

(b)	Amend the Plan.
11.2	Employer - The Employer shall have the following responsibilities and powers:
(a)	Funding Policy — The Employer shall, in consultation with an enrolled actuary, determine the Plan’s benefits, liabilities, and accounting accruals and communicate same to the Plan Administrator.

(b)	Appointment of Plan Administrator — The Committee shall be named Plan Administrator. The Committee may, however, delegate such function by appointing any person or any number of persons to administer the Plan. In the event of such appointment, the person or persons so appointed shall be the successor Plan Administrator. Any person or persons so appointed may be removed by the Employer upon thirty (30) days written notice unless a shorter period is agreed to.

(c)	Review of Fiduciaries — The Employer shall periodically review the performance of any fiduciary or any other person to whom any duties have been delegated.
11.3	Plan Administrator - The Plan Administrator shall have the following responsibilities and powers:
(a)	General Powers — The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Plan Administrator shall have the exclusive discretionary authority to construe and interpret the Plan, including, but not limited to, deciding all questions of eligibility for benefits and the amount of such benefits. The decision of the Plan Administrator for matters within its jurisdiction shall be final, binding and conclusive upon all Employers, Employees, Participants and Beneficiaries and every other person or party interested or concerned.

(b)	Procedures, Records and Reports — The Plan Administrator shall establish operating procedures and shall keep a record of his actions, as well as all books of account, records or other data necessary for the administration of the Plan and/or required by law or regulations issued pursuant to such law. The Plan Administrator shall prepare and file or publish with the Secretary of Labor or the Secretary of the Treasury, or to any other official or agency as may hereafter be required, all reports, documents or other information as may be required under law to be so filed or published.

(c)	Agents and Counsel — The Plan Administrator may engage agents to assist him in his duties, and may consult with counsel, actuaries, accountants, specialists and other persons as he deems necessary or desirable. The Plan Administrator shall be indemnified by the Employer with respect to any action taken or omitted by him in good faith reliance on the advice of such persons, provided that the Plan Administrator has acted prudently in selecting or retaining such persons, to which end he shall periodically review such person’s performance.

(d)	Costs and Expenses- Except for investment charges which will be borne by the Account to which they pertain, the Employer will pay the administrative costs, expenses and fees associated with the operation of the Plan, excluding those incurred by Participants or Beneficiaries. The Employer will pay costs, expenses or fees charged by or incurred by the Trustee only as provided in the Trust or other agreement between the Employer and the Trustee. Such expenses of administration shall include, but not limited to, the payment of professional fees of consultants, actuaries, accountants, and legal counsel.

(e)	Reports Furnished Participants — The Plan Administrator shall furnish to each Plan Participant, and to each Beneficiary receiving benefits under the Plan notification of any amendments to this Plan.

XII. SPENDTHRIFT
12.1	Unsecured Promise to Pay. No Participant under this Plan shall have any legal right, title or interest in the Plan or any assets of the Employer used in connection with the Employer’s Plan obligations. The interest of any Participant, beneficial or otherwise, shall be limited to that provided in the Plan and no designated Beneficiary shall have any greater rights than as provided by this Plan.
12.2	No Assignment. No Participant or Beneficiary has the right to anticipate, alienate, assign, pledge, encumber, sell, transfer, mortgage or otherwise in any manner convey in advance of actual receipt, the Participant’s Account. Prior to actual payment, a Participant’s Account is not subject to the debts, judgments or other obligations of the Participant or Beneficiary and is not subject to attachment, seizure, garnishment or other process applicable to the Participant or Beneficiary.
XIII. AMENDMENT AND TERMINATION
13.1	Amendment. The Committee reserves the right to amend the Plan at any time to comply with Code §409A, Notice 2005-1, Treas. Reg. §1.409A and other Applicable Guidance or for any other purpose, provided that such amendment will not result in taxation to any Participant under Code §409A. Except as the Plan and Applicable Guidance otherwise may require, the Employer may make any such amendments effective immediately. No Amendment shall be made that would have the effect of reducing any Participant’s Accrued Benefit, causing the forfeiture of any Non-forfeitable Accrued Benefit, or removing any optional form of payment of any Accrued Benefit. Further provided that no amendment shall be adopted unless it complies with the Applicable Guidance.
13.2	Termination. The Committee may terminate the Plan and distribute Plan Accounts under the following circumstances:
(a)	Dissolution/Bankruptcy. The Committee shall terminate the Plan within 12 months following a dissolution of a corporate Employer taxable under Code §331 or with approval of a Bankruptcy court under 11 U.S.C. §503(b)(1)(A), provided that the Deferred Compensation is paid to the Participants and is included in the Participants’ gross income in the latest calendar year: (i) in which the plan termination occurs; (ii) in which the amounts are no longer subject to a Substantial Risk of Forfeiture; or (iii) in which the payment is administratively practicable.

(b)	Change in Control. The Committee may terminate the Plan within the 30 days preceding or the 12 months following a Change in Control provided the Employer distributes all Plan Accounts (and must distribute the accounts under any substantially similar Employer plan which plan the Employer also must terminate) within 75 days following the date of the Plan termination.

(c)	Other. The Committee may terminate the Plan for any other reason in the Employer’s discretion provided that: (i) the Employer also terminates all Aggregated Plans in which any Participant also is a participant; (ii) the Plan makes no payments in the 12 months following the Plan termination date other than payments the Plan would have made irrespective of Plan termination; (iii) the Plan makes all payments within the 12 to 24 month period following the Plan termination date; and (iv) the Employer within 3 years following the Plan termination date does not adopt a new plan covering any Participant that would be an Aggregated Plan.

(d)	Applicable Guidance. The Committee may terminate the Plan under such other circumstances as Applicable Guidance may permit.
13.3	Effect on Vesting. Any Plan amendment or termination will not reduce the Vested Non-Forfeitable Accrued Benefit held in any Participant Account at the date of the amendment or termination and also may not accelerate vesting except as may be permitted without subjecting any Participant to taxation under Code §409A.
13.4	Cessation of Future Contributions. The Committee may elect at any time to amend the Plan to cease future Participant or Employer Contributions as of a specified date; however, the Committee may not reduce anyone’s Accrued Benefit or an optional form of payment on such Accrued Benefit. In such event, the Plan will remains in effect until all Accounts are paid in accordance with the Plan terms, or, if earlier, upon the Employer’s termination of the Plan.
XIV. TRANSITION RULES (PLAN WAS IN EFFECT BEFORE 2005)
14.1	409A Amounts. The terms of this Plan control as to any 409A Amount.
14.2	Grandfathered Amounts. A Grandfathered Amount remains subject to the terms of the Plan as in effect before January 1, 2005, unless the Employer makes a material modification to the Plan under Section 14.4. Notwithstanding the preceding sentence, the restrictions of Section 7.2 and the transition relief of Section 7.3 as to Grace Period Assets apply to Grandfathered Amounts.
14.3	Separate Accounting. The Employer will account separately for 409A Amounts and for Grandfathered Amounts within each Participant’s Account. The amount of a Participant’s Grandfathered Amount shall equal the amount of his Accrued Benefit and the subsequent Actuarial Equivalent of such Accrued Benefit under this Plan as of December 31, 2004.
14.4	Material Modification. The Employer makes a material modification to the Plan if at any time the Employer amends the Plan or exercises discretion under the Plan to enhance materially a benefit or right existing as of October 3, 2004, or to add a new material benefit or right not existing as of October 3, 2004, and such actions affect amounts which otherwise would be Grandfathered Amounts.

The Employer’s adoption of this amended and restated Plan is meant to comply with Code §409A and is meant as “not a material modification to this Plan.” However, the granting of an additional benefit under an existing Plan after October 3, 2004, and before January 1, 2005, is a material modification unless: (i) the adoption or grant is consistent with the Employer’s historical compensation practices; and (ii) the Plan treats such additional Deferred Compensation as a 409A Amount.
(a)	Not a Material Modification. A material modification does not include the:
(1)	Employer’s amendment of the Plan to comply with Code §409A (except to add one or more provisions permitted by Code §409A that the Plan did not include as of October 3, 2004, and which would enhance materially an existing benefit or add a new material benefit);

(2)	Employer’s amendment of the Plan to reduce or eliminate any benefit existing as of October 3, 2004;

(3)	Employer’s exercise of Plan discretion existing as of October 3, 2004, over the time and manner of payment (except for the right to accelerate vesting to a date on or before December 31, 2004, or otherwise to enhance materially an existing benefit or right or to add a new material benefit or right);

(4)	Employer’s amendment of the Plan to change the application of Earnings to a Participant’s Account as permitted under Treas. Reg. §1.409A-6(a)(4)(iv);

(5)	Employer’s establishment of a trust or the making of Plan contributions to a trust or other arrangement from which the Plan will pay benefits provided that the contribution to the trust or other arrangement does not cause an amount to be included in the Participant’s gross income;

(6)	Participant’s exercise of any right existing as of October 3, 2004 (except to enhance an existing benefit or to add a new benefit);

(7)	Employer’s amendment of the Plan to cease future Elective Deferrals and Employer Contributions; or

(8)	Employer’s termination of the Plan in accordance with Section 13.2.
An amendment to the Plan which otherwise would constitute a material modification is not treated as a material modification provided the Employer rescinds the amendment before any Participant exercises any right granted under the amendment and in any event not later than the end of the calendar year in which the Employer made the amendment.

(b)	Aggregation. In applying this Section 14.4, “Plan” means under Section 1.25 and the Aggregated Plans provisions under Section 1.4 do not apply.
XV. MISCELLANEOUS
15.1	Not Employment Contract. This Plan is not a contract for employment between the Employer and any Employee who is a Participant. This Plan does not entitle any Participant to continued employment with the Employer, and benefits under the Plan are limited to payment of a Participant’s Vested Accrued Benefit in accordance with the terms of the Plan.

15.2	Severability. If the Employer or any proper authority determines any provision of the Plan will cause taxation under Code §409A or is otherwise invalid, the remaining portions of the Plan will continue in effect and will be interpreted consistent with the elimination of the invalid provision.

15.3	Notice and Elections. Any Notice given or Election made under the Plan must be in writing and must be delivered or mailed by certified mail, to the Employer or to the Participant or Beneficiary as appropriate. The Employer will prescribe the form of any Plan Notice or Election to be given to or made by Participants. Any notice or election will be deemed given or made as of the date of delivery, or if given or made by certified mail, as of 3 business days after mailing.

15.4	Account Statements. The Employer from time to time will provide each Participant with a statement of the Participant’s Vested Accrued Benefit as of the most recent Valuation Date. The Employer also will provide Account statements to any Beneficiary of a deceased Participant with a Vested Accrued Benefit remaining in the Plan.

15.5	Accounting. The Employer will maintain for each Participant as is necessary for proper administration of the Plan, a Deferred Compensation Account.

15.6	Reporting. The Employer will report Deferred Compensation for Employee Participants on Form W-2 and on Form 1099-MISC for Director Participants in accordance with Notice 2005-1 and Applicable Guidance.

15.7	Incorporation of Applicable Guidance. In the event of Applicable Guidance that is contrary to any Plan provision, the Employer, as of the effective date of the Applicable Guidance, will operate the Plan in conformance therewith and will disregard any inconsistent Plan provision. Any such Applicable Guidance is deemed to be incorporated by reference into the Plan and to supersede any contrary Plan provision during any period in which the Employer is permitted to comply operationally with the Applicable Guidance and before a formal Plan amendment is required.
IN WITNESS WHEREOF, this Plan has been executed this                     day of                                         , 2007.
Plan Sponsor
NewBridge Bancorp

By:

Title:

Participating Employer:
NewBridge Bank

By:

Title:

APPENDIX A
Initial Payment Election Form
NewBridge Bancorp
Deferred Compensation Plan for Directors and Senior Management
Name:                                              Social Security Number:
As a Participant in the above Plan, I hereby request payment of my benefit as provided below:
Distributable Events:

1.	Death:
	· Date of Payment:	75 days after death
	· Form of Payment:	☐ Normal- 3 annual installments
☐ (4-10) annual installments
☐ Lump sum

2.	Disability
	· Date of Payment:	75 days after date of Disability
	· Form of Payment:	☐ Normal- 3 annual installments
☐ (4-10) annual installments
☐ Lump sum

3.	Normal Retirement for Eligible Employee:
	· Date of Payment:	75 days after attaining age 65.
	· Form of Payment:	☐ Normal-10 annual installments
☐ (3-9) annual installments
☐ Lump sum

4.	Normal Retirement for Director:
	· Date of Payment:	75 days after attaining age 70.
	· Form of Payment:	☐ Normal-10 annual installments
☐ (3-9) annual installments
☐ Lump sum

5.	Separation of Service before age 60:
	· Date of Payment:	75 days after separation of employment
	· Form of Payment:	☐ Normal- 5 annual installments
☐ (3-10) annual installments
☐ Lump sum

6.	Separation of Service after age 59:
	· Date of Payment:	75 days after separation of employment
	· Form of Payment:	☐ Normal-10 annual installments
☐ (3-9) annual installments
☐ Lump sum

7.	Plan Termination:
	· Date of Payment:	Within the 12 to 24 month period following the date of Plan Termination
	· Form of Payment:	Lump sum

8.	Plan Termination on Account of a Change in Control:
	· Date of Payment:	75 days following the of date of Plan Termination
	· Form of Payment:	Lump sum

9.	Unforeseen Emergency:
	· Date of Payment:	within 30 days following approval of a written request
	· Form of Payment:	Lump Sum
Beneficiary Designation:

PrimaryBeneficiary:

SecondaryBeneficiary:

Note:	For Specified Employees: If at the time of any payment is due me, I am a “specified employee”, I acknowledge that my payments will be delayed for 6 months following my Separation from Employment unless otherwise “grandfathered” under the prior 409A rules.
Participant Certification: Unless I later amend or modify this Election through a written Subsequent Payment Election, I hereby request that payment of my Account balance under this Plan be paid at the time and manner as indicated above.

x:
Signature of Participant	Date

Address:

Plan Administrator:

x:
Signature of Plan Administrator	Date